                                                                  EXHIBIT 10.20

                                  Marine World

                                      Roar

                       AMENDMENT ONE TO LICENSE AGREEMENT

      This amendment (the "Amendment") is entered into as of this 12 day of April, 1999, by and between PARK MANAGEMENT CORP., INC., ("Park Management"), a California corporation, located at 2001 Marine World, Vallejo, California 94589-4006 on behalf of itself and its division Six Flags Marine World (the "Park"), and RX TECHNOLOGIES ("RX"), a Nevada corporation located at 2264 7th Street, Manderville, LA 70471.

                                   WITNESSETH

      WHEREAS, RX entered into a License Agreement (the "Agreement") with the Park dated as of February 18, 1999, in connection with the operation of Ride Photo Shops (the "Shops") at the Park; and

      WHEREAS, KBK Financial, Inc. ("KBK"), a Delaware corporation, located at 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102, has loaned funds to RX which is secured by. among other things, the Equipment (as defined in the Agreement) used by RX in thc Shops (KBK's loan to RX is hereinafter called the "Loan"); and

      WHEREAS, Park Management and RX desire to amend the Agreement to provide KBK with certain rights in the Equipment in the event RX defaults on the Loan; and

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained therein, Park Management and RX agree as follows:

      1. Section 15 of the Agreement entitled "Surrender of Premises" is hereby amended to add the following language at the end:

                  Notwithstanding anything to the contrary herein, upon the
            occurrence of an event of default under the documents (collectively, the "Loan Documents") evidencing, governing and securing certain loan or loans made by KBK Financial, Inc. ("KBK") to RX which is secured by, among other things, the Equipment, and KBK promptly notifies Park Management of such default, at the expiration or prior termination of the Agreement KBK shall be entitled to promptly remove the Equipment from the Parks, except the Trademarks of Park Management or its Affiliates shall be removed from the Equipment and remain at the Park, and KBK shall quit and surrender the Ride Photo Shop in the Park in good condition, reasonable wear and tear excepted. Unless Park Management and KBK otherwise agree if KBK fails to remove the Equipment from the Park within five (5) days after KBK receives written notice of the termination of this Agreement, then KBK shall be deemed to have abandoned such property and title to the same shall at that time vest in Park Management. Any costs and expenses incurred by Park Management in removing such abandoned property (including the reasonable value of the services rendered by Park employees in connection therewith) shall be paid to Park Management by KBK promptly following demand therefor.

      2. An additional Section 23 shall be added to the Agreement and shall read as follows:

            23. RX Loan Default

                  In the event RN defaults on the Loan Documents prior to the expiration or other termination of the Agreement, and KBK promptly notifies Park Management of this fact, the Park shall thereafter place the Attraction Fee that is owed and owing to RN pursuant to
            Section 5 of the Agreement in an escrow fund pending either (i) final determination by KBK and RX as to what should be done with such funds, or (ii) receipt of an appropriate court order directing Park Management on how to distribute the Attraction Fee.

      3. All other terms and conditions of all three Agreements remain the same.

                                   ----------

      IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto on the day and year first hereinabove written.


                                        PARK MANAGEMENT R CORP., INC.


                                        By: /s/ Thomas J. Mehrmann
                                            ------------------------------------
                                        Name: Thomas J. Mehrmann
                                        Title: Vice President & General Manager


                                        RX TECHNOLOGIES, INC.


                                        By: /s/ Donald Rex Gay
                                            ------------------------------------
                                        Name: Donald Rex Gay
                                        Title: President

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT is made as of this 18th day of February, 1999, by and between PARK MANAGEMENT CORP., INC., a California Corporation, having offices at, 2001 Marine World Parkway, Vallejo, California 94589-4006 ("Park Management"), and RX Technologies, having offices at P.O. Box 9112, Mandeville, LA 704709112 ("Licensee").

                                   WITNESSETH

      WHEREAS, Six Flags Marine World owns operates or manages the theme amusement facility which is open to the general public and is officially known as "SIX FLAGS MARINE WORLD";

      WHEREAS, Licensee desires to operate a retail concession known as ROAR Ride Photo (the "Attraction") to sell Park guests the food concession services ("Services") in the Park; and

      WHEREAS. Park Management desires to grant Licensee a license to operate the Attraction in the Park. subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained therein, Park Management and Licensee agree as follows:

      1. TERM.

      Subject to the provisions of this Agreement concerning termination, Park Management grants Licensee a license to operate the Attraction in the Park during the period of time (the "Term") commencing. April 23, 1999 (the "Commencement Date"), and terminating with the end of the Park's 2001 operating season (the `Termination Date").

      2. OPERATION.

            A. Hours of Operation.

                  Licensee agrees to operate the Attraction during the hours and days including, Sundays and Holidays that the Park is open for business (the "Operating Hours").

            B. Price of Services.

            (i) Licensee agrees that the price for the Attraction will be per Attachment # A, (the Approved Price List").

            (ii) Licensee agrees to make changes to the Approved Price List (the "Revised Price List") at any time during the Term if Park Management determines that an adjustment is appropriate and Licensee approves such an adjustment

            (iii) Licensee agrees that it shall not make its Services available to any party free of charge or at a discounted price. Licensee shall, at all times, charge customers, including, without limitation, family members and business associates, the price set forth on the Approved Price list for its Services except as otherwise expressly set forth herein.

            C. Method of Sale; Payment Policy.

            (i) The services shall be available for sale to Guests of the Park only at the point of sale. Salesmanship and marketing of services shall be approved by and meet Park Management standards and not detract from the guest experience. Park Management shall determine acceptable forms of payment in its sole discretion. The Licensee will staff the cashiers and maintain tight cash handling procedures.


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

            (ii) The parties agree that prior to operating they will establish a procedure for daily reconciliation of that day's receipts for the Attraction. If Licensee disagrees with the Park as to the venues collected on a specific date, then it shall give written notice to the Park's Merchandise Manager within forty-eight (48) hours of notification of revenues collected.

            (iii) The Licensee will provide to Park Management, receipt tapes to be used in conjunction with sales reconciliation to be used as proof of purchase in conjunction with the sale of the Attraction by Park Management's personnel.

            (iv) Licensee understands that the revenue opportunity is directly correlated with the ride operating. If the ride is down, it is understood there will be no revenue opportunity. Staffing should be adjusted accordingly. Minor downtime may occur without notice for short periods. Licensee should be ready at anytime the ride is ready to return to operation. There is no implied or actual remuneration agreed to or expected for any length of downtime on the ride whether such downtime is planned or unplanned.

            D. Compliance with Laws.

            Licensee agrees that at all times during the term it shall be in compliance with all laws, rules and regulations with respect to operation of the Attraction in the Park, including without limitation, all environmental, safety, and employment laws, rules and regulations.

            E. Employees.

            (i) Licensee acknowledges that it has no authority to employ persons on behalf of Park Management and no employees or agents of Licensee shall be deemed to be employees or agents of Park Management.

            (ii) Licensee represents and warrants that it shall, at its sole cost and expenses, recruit, train, supervise and furnish the services of a staff of persons and adequate to provide service equal to the demand of park traffic.

            (iii) Licensee shall be fully responsible for all Licensee's employees, including, without limitations, responsibility of all salaries and other compensation, withholding taxes, workers compensation insurance, and other required payments in connection with such employees, and shall be in compliance with all laws, rules and regulations with respect thereto.

            (iv) Each prospective employee of Licensee shall complete an employment application, the form of which must be approved by Park Management, prior to beginning work in the Park.

            (v) Licensee agrees that its employees must attend Park orientation programs as required by Park Management and must comply with the Park's rules and regulations, including, without limitation, submission to drug testing, as maybe required. Licensee further agrees to cause its employees to wear such uniforms as shall be approved in advance by Park Management. If Park Management furnishes uniforms to Licensee, Licensee agrees that such uniforms shall be returned in good condition, normal wear and tear excepted, to Park Management at the end of the Term. Licensee agrees to pay Park Management for any damage to, or loss of, such uniforms.

            (vi) At the request of Park Management. Licensee shall make available to Park Management all information obtained with respect to its employees, including, without limitation, criminal history background checks.

            (vii) Licensee agrees to terminate employment at the park for any employee working in the Park who: (a) is subsequently discovered to have a criminal history, and, after being advised of the same, Park Management does not approve said employment, (b) fails to comply with Park rules, or (c) made material misstatements or omissions on his/her employment application. Licensee agrees to indemnify Park Management from and against any claims by Licensee employees arising from such dismissals.

      3. FACILITY.

            A. Rights/Responsibilities.

            Park Management agrees to provide Licensee employee ID passes to enter the Park for Licensee's employees in the performance of their duties, and
(ii) Licensee employee access to the Park employee parking areas on a first-come first-serve basis to be used in the performance of their duties.

            B. Maintenance and Repair.

            Licensee agrees to properly maintain and keep in good repair and condition the Facility ("Facility") and/or the equipment within the Attraction, at its sole cost and expense, except as otherwise expressly set forth herein. The Facility and/or the Equipment shall be maintained in keeping with the themeing and overall aesthetics of the Park.

            C. Relocation.

            Licensee agrees that Park Management shall have the right to relocate Licensee to another facility in the Park for any reason, provided that the Licensee approves such relocation, that Park Management agrees to exercise reasonable care to minimize interference in or to Licensee's operations, and that Park Management agrees to be responsible for Licensee's reasonable moving and installation costs associated with the same.

            D. Ownership.

            It is further understood and agreed that the Equipment and improvements thereto, whether made by Licensee or Park Management hereunder, shall remain the property of Licensee; provided however, that if such improvements have been paid for by Park Management, then such improvements shall remain the property Park Management.

            E. Interference with Park Operations.

            Licensee understands that this agreement may not be asserted to affect or impede Park Management's normal operations.

      4. EQUIPMENT.

            A. Rights/Responsibilities.

            (i) Licensee agrees to provide, at its sole cost and expense, all equipment and supplies necessary to operate the Attraction (the "Equipment").

            (ii) Park Management agrees to provide, at its sole cost and expense, the installation of sufficient lighting for the Attraction. Licensee agrees to provide, at its sole cost and expense. the installation of signage for the Attraction.

            B. Delivery, Installation and Removal.

            (i) Licensee agrees that it shall be responsible for the shipment, installation and promptly following the end of the Term, the removal, of the Equipment at its sole cost and expense except as specifically set forth herein.

            (ii) Park Management shall have the right, but not the obligation to test and inspect the Equipment and the installation and operation of the Equipment during the Term. Licensee agrees, at its sole cost and expense, to remedy any problems with the Equipment and installation thereof, upon Park Management's request, including, without limiting the foregoing, problems associated with defective design, engineering, workmanship, failure of factory construction, materials or any components.

            C. Additional Equipment/Improvements.

            (i) Licensee agrees to install and/or supply additional Equipment, as determined by mutual agreement of the parties, at no additional cost to Park Management.

            (ii) Licensee agrees to provide signage for the Attraction, leveling of the surface, and all arrangements and supervision for the construction of a concrete surface to accommodate the placement of the Attraction. Park Management will supply to the Licensee, a quote outlining the costs of such construction to accommodate the Attraction for approval of the Licensee, prior to the commencement of Construction.

            (iii) Licensee agrees to pay to Park Management, an amount equal to the cost of the construction of the concrete surface to accommodate the Attraction, as agreed upon by both parties and outlined in the quote provided to the Licensee as described above.

            (iv) Licensee agrees to provide the installation of crowd control barriers, at its sole cost and expense, sufficient to control the access of guests to the Attraction.

      5. PAYMENT.

            A. Revenue and Payment Allocation

            Park Management shall collect and record the receipts of the Attraction. Park Management shall pay Licensee a fee (the "Attraction Fee") equal to sixty-two percent (62%) of Gross Revenue as set forth below.

            B.Gross Revenue.

            "Cross Revenue" means gross revenue of the Attraction from point of purchase sales in the Park during the applicable period. Licensee agrees Park Management shall have the right to deduct the following from Licensee's share of the In-Park Gross Revenue: (I) the cost of goods taken from Park Management's warehouse, to the extent permitted by Park Management, or otherwise, and not paid for, (ii) the cost of leased Park equipment, if any, (iii) the cost associated with the damage or loss of uniforms as set forth in more detail in
Section 2(E)(v), (iv) the cost of any bill or charge which is the basis or may be the basis for a lien against the Facility. Licensee is expected to use all warehouse systems in the Park.

            C. Weekly Calculation.

            Park Management will calculate Licensee's share of the Gross Revenue at the end of the week. Payments shall be directed as set forth in this Agreement or as Licensee may otherwise direct in writing and shall be payable nine (9) days from Park Management's calculation thereof. Park Management shall have no further monetary liability or obligation to Licensee. Payments shall be made to Licensee at the address indicated in the first paragraph of this Agreement or as otherwise requested in writing by Licensee.

            D.Taxes.

            Licensee represents and warrants that all payments from Park Management to Licensee of Licensee's share of Gross Revenue hereunder are exempt from any United States federal, state and local taxes or other assessments, including any withholding taxes. Licensee shall be solely responsible for, and shall pay when due, assessments arising from or in connection with the receipt by Licensee of such Gross Revenue.

            E. Operating Expenses.

            Park Management shall pay all expenses in connection with sales, cash collection and cash control Licensee shall pay all other operating expenses of the Attraction.

      6. AUDIT RIGHTS.

      Until all claims and rights of Licensee have been fully ascertained, fixed and paid, Park Management shall maintain, in accordance with generally accepted accounting principles, separate and accurate records of the gross receipts of the attraction showing in detail the business transacted by Park Management. Licensee shall have the right, at all reasonable times, to examine and inspect such records as well as any other business records of Park Management pertaining to the operation of the Attraction. This section shall survive the termination of this Agreement.

      7. CHANGE IN FINANCIAL CONDITION.

      Licensee agrees to notify Park Management promptly of any significant/material change in its financial condition and/or banking relationships.

      8. TRADEMARKS.

      Park Management reserves the right to create an alternative name and/or logo (collectively, the "Alternate Name") for the Attraction. Park Management shall exclusively own all right, title and interest in and to such Alternate Name and all goodwill with respect thereto shall inure to the benefit of Park Management.

      9. REPRESENTATIONS AND WARRANTIES; ADDITIONAL COVENANTS.

            Licensee represents and warrants that:

            A. Licensee is, and will during the Term of this Agreement be, solvent and able to meet its obligations hereunder as when they become due.

            B. Licensee shall not use, or suffer or permit any person or persons to use, any Equipment and/or Facility for any purposes other than set forth herein without the prior written consent of Park Management, or in any unlawful manner or for any unlawful purpose.

            C. Licensee shall comply with, and use its best efforts to cause its agents and employees to comply with; all rules and regulations of the Park as may be in effect from time to time.

            D. Licensee will not offer or provide any Services in or from the Attraction or elsewhere in the Park, without the prior express written authorization of Park Management. Any uncertainty with respect to the Services which Licensee is authorized to offer or provide shall be resolved in the manner which most limits and restricts Licensee's authority, and any reasonable interpretation of such authority by Park Management shall be binding upon Licensee.

            E. The Attraction, including the Equipment, will be fit and safe for its intended commercial use, shall be free from defects, shall comply with all applicable laws, ordinance and regulations.

      10. ASSIGNMENT.

      The obligations of Licensee herein are personal in nature, and this Agreement and the obligations of Licensee hereunder shall not be assigned or otherwise transferred by Licensee, in whole or in part, to any third party without the prior written consent of Park Management. Park Management may assign this Agreement to any affiliate of Park Management. For purposes of this Agreement, the term "assigned" or assignment" shall include, without Limitation, a consolidation or merger of Licensee with or into another party, a reorganization or a sale of all or substantially all of the assets of Licensee to another party, and/or transfer of a controlling interest in Licensee's business in or to another party.

      11. INDEMNITY.

      Licensee covenants that it will protect, defend, hold harmless and indemnify Park Management, its directors, officers, employees, agents, subsidiaries, affiliates, partners and parent companies harmless from and against any and all expenses, claims, actions, liabilities, attorney's fees and costs, damages and losses of any kind or nature whatsoever (including, without limitation of the foregoing, death or injury to persons and damage to property), actually or allegedly resulting from or connected with the operations of the Facility and/or the Attraction (including, without limitation of the foregoing, goods sold, work done, services rendered or products utilized therein, advertising and promotion thereof, lack of repair in or about the area occupied or arising out of or alleged infringement of any patent or claim of patent, copyright, trademark, service mark or trade name) or from the omission or commission of any act, lawful or unlawful, or breach of this Agreement by Licensee or its agents or employees, whether or not such act is within the scope of employment of such agents or employees. This section shall survive the termination of the Agreement.

      12. INSURANCE.

            A. To insure Licensee's performance of the obligations and warranties set forth herein but no way of limitation, Licensee agrees, at its expense, to procure and maintain Comprehensive General Liability against claims for bodily injury, personal injury or death and property damage, Contractual Liability, Products Liability, Automobile Liability against claims for bodily injury, personal injury or death and property damage, and Workers' Compensation Insurance, including any employer liability endorsement (collectively the "Insurance"), each covering claims occurring upon, in or about the park, and on, in or about the adjoining streets, sidewalks and passageways, and identifying this Agreement, the Park and Park Management as being named additional insured on the Insurance policies described herein, including any renewals of such Insurance. The Insurance shall remain in full force and effect for the effect of the Term of this Agreement and one (1) year thereafter, and all such Insurance shall include a waiver of subrogation against Park Management. This section shall survive the termination of this Agreement.

            B. The insurance shall be written by a company rated "A" or better by Best Insurance Reports or by such other company consented to in writing by Park Management. The policy of Insurance shall provide, inter alia, for thirty -- (30) days advance notice to Park Management and Licensee of any proposed modification or cancellation. Upon any cancellation and/or any modification of any Insurance policy required hereby, and prior to the effective date thereof, Licensee shall deliver replacement Insurance to Park Management. Licensee shall forward a Certificate of Insurance promptly after the execution of this Agreement to Park Management for its reports.

            C. Each of the Insurance liability coverages referenced above shall have a combined single limit of at least Three Million Five Hundred Thousand US Dollars (US $3,500,000) for any claim arising out of a single occurrence and least Three Million Five Hundred Thousand US Dollars (US $3,500,000) for all claims in the aggregate.

            D. All insurance polices required to be maintained shall be primary and shall not require contribution from any coverage maintained by Park Management, and shall not contain, without Park Management's prior written.

            E. Licensee shall further, upon request, furnish Park Management with a certificate from Licensee's insurance carrier certifying that Licensee has obtained Workers' Compensation Insurance upon its employees, or in an opinion of counsel satisfactory to Park Management that such coverage is not required.

            F. Licensee understands that Park Management's rights and Licensee's obligations hereunder shall not be limited or affected by the provisions of this Section.

      13. BREACH.

            In the event of breach of any provision of the Agreement by Licensee or in the event Licensee should become insolvent, file a voluntary petition for bankruptcy, have a receiver, liquidator, or trustee in bankruptcy appointed over its affairs, or have a significant material adverse change in its financial condition, Park Management may, at its option, then or at any time thereafter while said breach continues, upon fifteen (15) days written notice to Licensee, terminate this Agreement and the licenses and privileges granted hereby and be relieved of all further obligation hereunder arising after the date of termination. In the event the termination hereunder, Licensee shall then quit and surrender the premises as set forth in this Agreement and the license and privileges granted hereby shall then terminate; provided, however, that Licensee shall remain liable for all obligations under this Agreement, and Park Management may, in addition to any remedy herein provided, recover from Licensee any damages to which it may be entitled in law or equity, this section shall survive the termination of this Agreement.

      14. NOTICES.

            All notices required or permitted to be give hereunder shall be in writing and personally delivered or sent by courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            To Park Management;    Park Management
                                   2001 Marine World Parkway Way
                                   Vallejo, California
                                   94589-4006

                                   Attention: Pam Marquez,
                                   Merchandise Manager

            To Licensee:           RX Technologies
                                   P.O. Box 9112
                                   Mandeville, LA
                                   70470-9112

                                   Attention: D. Rex Gay, President & CEO

Or to such other addresses as the parties may direct by written notice given as herein above provided. Notice shall be deemed given when received as evidenced by the return receipt or the date such notice is first refused, if that by the case.

      15. SURRENDER OF PREMISES.


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

            At the expiration or prior termination of this Agreement, Licensee may. subject to any indebtedness of Licensee to Park Management, promptly remove Licensee's Equipment from the Park. Unless the parties otherwise agree, if Licensee fails to remove the Equipment from the park within fifteen (15) days after the termination of this Agreement, the Licensee shall be deemed to have abandoned such property, and title to the same shall at that time vest in Park Management. Licensee promptly following demand therefore shall pay any costs and expenses incurred by Park Management in removing such abandoned property (including the reasonable value of services rendered by Park employees in connection therewith) to Park Management. This section shall survive the termination of this Agreement.

      16. GOVERNING LAW.

            A. Each of the parties agree that this Agreement shall be deemed to have been made, entered into, executed and delivered in the State of California (the "Specified State"), and that the laws of the Specified State shall govern the construction, interpretation and enforceability of this Agreement. Should any dispute arise in connection with the construction, interpretation, performance or enforcement of the provisions of this Agreement, each of the parties hereto agrees that any such action shall be brought only in the courts of the Specified State.

            B. Each of the parties hereto, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel, (i) submit to personal jurisdiction in the Specified Stare over any suit, action or proceeding by any person arising from or relation to this Agreement and the relationship of the parties hereto, (ii) agree that any such action, suit or proceeding shall be brought in any state or federal court of competent jurisdiction sitting in the federal court district in the Specified State, (iii) submits to the jurisdiction of such courts and (iv) to the fullest extent permitted by law, agree that it will not bring any action, suit or proceeding in any forum other than provided herein (but nothing herein shall affect the right of Park Management to bring any action, suit or proceeding in any other forum to the extent necessary to enforce its rights under this Agreement).

      17. RELATIONSHIP OF THE PARTIES.

      Licensee is an independent contractor. Nothing contained in or done pursuant to this Agreement shall be construed as creating a partnership, agency, joint employer, joint venture or landlord-tenant relationship. Except as otherwise expressly provided in this Agreement, no party shall become bound, with respect to third parties, by any representation, act or omission of the other.

      18. FORCE MAJEURE

      Neither party shall be liable to the other party for damages for its failure to perform due to contingencies beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, accidents, public disorders, sabotage, lockouts, labor disputes, strikes, riots or acts of God. In the event that such an event has occurred, the party affected shall notify the other immediately. The rights and obligations of either party under this Agreement shall be suspended only for the duration and extent of the force majeure and once the force majeure ceases to exit, the rights and obligations of either party shall continue in full force.

      19. PUBLICITY.

            A. Park Management shall, at its discretion, develop, direct and produce any and all advertising and promotion in connection with the Attraction in the Park for the purpose of advertising, promoting, publicizing and merchandising the Attraction in the Park. Licensee agrees to cooperate, as necessary, when requested to provide any advertising or promotion with respect to the Attraction.

            B. Park Management shall have the right to use the Licensee's Trademarks and the names of any person or entity rendering services on or associated with the Attraction, as well as any such person or entity's biography, photographic or non-photographic likeness and recorded voice.

            C. Licensee shall not have the right to have or cause to have sponsors with respect to the Attraction without the prior written approval of Park Management.

      20. PROPRIETARY INFORMATION.

            Licensee agrees that this Agreement and all information regarding the business operations, policies and practices of Park Management or its affiliates' ("Proprietary Information") acquired or learned in connection with the activities conducted under this Agreement shall be deemed confidential and shall be kept in strict confidence under appropriate safeguards. The term "Proprietary information as used herein, does not include any information that i5 or becomes generally available to the public other than of a disclosure in violation of this Agreement. This section shall survive the termination of this Agreement.

      21. SEVERABILITY.

            If any provision of this Agreement or the application of any such provision to any party or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent is held invalid, will not be invalidated or affected thereby.

      22. ENTIRE AGREEMENT.

This Agreement (including any and all exhibits and schedules hereto) constitutes the entire agreement between the parties with respect to the matters that are subject hereof and supersedes all prior and contemporaneous agreements and undertakings of the parties pertaining to the subject matter hereof. The Agreement may not be modified except by written instrument duly executed by the parties hereto.

IN WITNESS THEREOF, this Licensee/Licensee Agreement has been duly executed by the parties hereto on the day and year first herein above written.


Licensee:                                Six Flags Marine World

RX TECHNOLOGIES                          PARK MANAGEMENT, INC.



By: /s/ D. Rex Gay                       By: /s/ Thomas J. Mehrmann
    ------------------------                 ----------------------------------
Name: D. Rex Gay                         Name: Thomas J. Mehrmann
Title: President & CEO                   Title: Vice President & General Manager


                                       9